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                                                                   EXHIBIT 10.11

                         FREE TRANSFERABILITY AGREEMENT

          THIS FREE TRANSFERABILITY AGREEMENT (this "Agreement"), dated as of September 25, 2002, is made by and among DigitalNet Holdings, Inc., a Delaware corporation (the "Company"), and Jack Pearlstein ("Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings accorded to such terms in the Senior Management Agreement referred to below.

          WHEREAS, this Agreement supplements the Senior Management Agreement dated as of September 7, 2001 among Executive, the Company and DigitalNet, Inc. (as amended from time to time in accordance with its terms, the "Senior Management Agreement") and the Stockholders Agreement dated as of September 7, 2001, by and among the Company and the stockholders of the Company, including Executive (as amended from time to time in accordance with its terms, the "Stockholders Agreement") to permit Executive to sell to a Purchaser for Value (as defined in Section 1 below), to the extent unvested, all or any portion of the 346,087 shares of Carried Stock and 245,722 shares of Reserved Stock purchased by Executive from the Company on April 25, 2002 in accordance with Sections 1(b)(i) and 1(b)(ii), respectively, of the Senior Management Agreement (the "Securities").

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by each party hereto, the parties hereby agree as follows:

          1. PERMITTED SALE OF UNVESTED EXECUTIVE STOCK. Notwithstanding any provision to the contrary in the Senior Management Agreement or in the Stockholder Agreement, but subject to the right of first refusal set forth in
Section 2 below, from and after the date hereof, Executive and his permitted transferees will have the right to sell any Securities which constitute Unvested Executive Stock as of the time such sale is consummated (the "Unvested Securities") to any Person not related to or affiliated with Executive in an arm's-length transaction, for fair market value payable solely in cash at the closing of the sale or in installments over time (herein, a "Purchaser for Value"). For purposes hereof:

          (a) a "Person" means an individual, a partnership (general, limited or limited liability), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof; and

          (b) a Person "related to or affiliated with Executive" means any Person that is (i) Executive's spouse, (ii) any grandparent (natural or adopted) of Executive or his spouse, (iii) any descendant (natural or adopted) of any such grandparent, and (iv) any trust, corporation, partnership or other Person, if the individuals described in (i), (ii), or (iii) above own or hold, individually or in the aggregate, directly or indirectly, a beneficial or record interest of 5% or more of any class of equity or debt of such Person, or if any such individual has served or will serve as a director, officer or employee of such Person in the six months before or after the Transfer.

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The terms of this Agreement shall not apply to any Securities which constitute
Vested Executive Stock as of the time any sale, transfer, assignment, pledge or other disposal (each, a "Transfer") of such Securities is scheduled to occur and the Transfer of such Securities shall be subject to the terms and conditions contained in the Senior Management Agreement and Stockholders Agreement.

          2.   RIGHT OF FIRST REFUSAL.

          (a) OFFER TO THE COMPANY. If Executive or any of his permitted transferees desire to sell the Unvested Securities to any Purchaser for Value, the seller (the "Seller") will deliver written notice (the "Offer Notice") to the Company at least 30 days before effecting any such sale. The Offer Notice will disclose in reasonable detail the identity of the proposed transferee of such Unvested Securities, the price for which the Unvested Securities is be transferred (which must be fully payable in cash either at the closing or in installments) and the other proposed terms and conditions of the sale. The Offer Notice will include a representation by the Seller that the proposed purchaser is not a Person "related to or affiliated with Executive" (as defined in Section 1(b) above) and a copy, certified by the Seller, of a written offer by the proposed purchaser to purchase the Unvested Securities setting forth the price and the other proposed terms and conditions of the sale.

          (b) ACCEPTANCE BY THE COMPANY. The Company may elect to purchase all or any portion of the Unvested Securities specified in the Offer Notice at the price and on the other terms specified therein by delivering written notice of such election (the "Acceptance Notice") to the Seller during the period commencing on the date of delivery of the Offer Notice and ending at 5:00 p.m., Chicago time, on the 30th day following such date (the "Offer Expiration Date"). If the Company timely elects to purchase all or any portion of the Unvested Securities specified in the Offer Notice, the purchase of such Unvested Securities will be consummated at the time and place designated by the Company in the Acceptance Notice (which will be as soon as practicable but in any event within 60 days after the date of delivery of the Offer Notice). The Company may assign its right to purchase the Unvested Securities under this Section 2(b) to any third party at any time before the closing of such purchase, provided that such third party must execute a joinder to become a party to the Stockholders Agreement prior to purchasing any Unvested Securities.

          (c) SALE TO THIRD PARTY. If the Company does not elect to purchase all or any portion of the Unvested Securities specified in the Offer Notice, the Seller may, within 30 days after the Offer Expiration Date, transfer the remaining Unvested Securities offered in the Offer Notice to the Purchaser for Value specified therein at the price and on the other terms and conditions specified therein; provided that in connection with and prior to any such transfer, the Purchaser for Value will execute a joinder to become a party to the Stockholders Agreement. In the event that Executive does sell any Unvested Securities to a Purchaser for Value, then Executive shall promptly turn over the proceeds of such sale to an escrow agent to be mutually agreed upon by Executive and the Company, and the proceeds will remain with the escrow agent until distributed in accordance with an escrow agreement to be entered into among Executive, the Company and the escrow agent (the "Escrow Agreement"). The form of the Escrow Agreement will be mutually agreed upon in good faith by both the Company and Executive and will provide, among other things, that the proceeds will be returned to Executive at such time as

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Executive satisfies his obligations to the Company under Section 4 hereof, to the extent not earlier distributed to the Company in satisfaction of Executive's obligations under Section 4 hereof.

          (d) AMENDMENT TO STOCKHOLDERS AGREEMENT. The Stockholders Agreement is hereby amended to exclude from the first refusal provisions contained in
Section 5 thereof any sale of Unvested Securities to any Purchaser for Value pursuant to this Agreement.

          (e) AMENDMENT TO SENIOR MANAGEMENT AGREEMENT. The Senior Management Agreement is hereby amended to exclude from the vesting and repurchase provisions contained in Sections 2, 3 and 4 thereof and the transfer restrictions contained in Section 5 thereof any Unvested Securities sold to any Purchaser for Value pursuant to this Agreement.

          3. The parties hereto agree that no sale pursuant to this Agreement will result in a decrease in the aggregate number of shares of Reserved Stock available under the Senior Management Agreement. Therefore, if any Unvested Securities sold to a Purchaser for Value pursuant to this Agreement constitute unvested Reserved Stock, Executive agrees to replace such shares with an equal number of shares of common stock of the Company that Executive otherwise owns (the "Replacement Shares"). Thereafter, the Replacement Shares shall constitute Reserved Stock for all purposes of the Senior Management Agreement.

          4. NO RESTRICTIONS ON RESALE. Unvested Securities sold to a Purchaser for Value (or to the Company or the Company's assignee) in compliance with Section 2 above will, without any further action on the part of Executive or the Company, no longer be subject to any provision of this Agreement or the Senior Management Agreement, but will remain subject to the Stockholders Agreement.

          5. PAYMENT TO THE COMPANY. If a Separation occurs with respect to Executive for any reason, and any Unvested Securities were theretofore sold pursuant to Section 2 above, Executive will be obligated to pay the Company, as indemnification and consideration for the waivers and other agreements made by the Company herein, an amount equal to the number of such Unvested Securities so sold multiplied by the excess of (i) the greater of (A) the price per share paid by the Purchaser for Value, the Company or the Company's assignee, as the case may be, for each such share and (B) the Fair Market Value of each such share (calculated as of the date of the Separation), over (ii) the Original Cost of each such share. The amount payable to the Company under this Section 4 will be paid by Executive in cash within five business days after the date of Termination.

          6. SCOPE OF WAIVER. The provisions of this Agreement are intended by the parties to extend solely to the matters specifically provided herein and are not intended as a waiver of any provision of the Senior Management Agreement or Stockholders Agreement not directly affected hereby, or of any other right or remedy of the Company in connection therewith.

          7. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of

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law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          8. AMENDMENT. The provisions of this Agreement may be amended only with the prior written consent of the Company and Executive.

          9. NOTICES. All notices to be given pursuant hereto shall be in writing and shall be personally delivered, sent by overnight courier service, or sent by registered or certified mail, postage prepaid and return receipt requested to the addresses indicated in the Senior Management Agreement.

          10. COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which need not contain the signature of more than one party hereto, but all of which together will constitute one and the same original Agreement.

          11. HEADINGS. The headings in this Agreement are for convenience of reference only and are not part of this Agreement.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties have executed this Free
Transferability Agreement as of the date first written above.


                                 DIGITALNET HOLDINGS, INC.

                                 By:     /s/ Ken S. Bajaj
                                      -----------------------------------
                                 Its:     Chief Executive Officer
                                      -----------------------------------

                                       /s/ Jack Pearlstein
                                 ---------------------------------------------
                                 JACK PEARLSTEIN



For purposes of Sections 2(d) and 2(e) hereof:



                                 DIGITALNET, INC.
                                 By:       /s/ Ken S. Bajaj
                                      -----------------------------------
                                 Its:      Chief Executive Officer
                                      -----------------------------------



                                 GTCR FUND VII, L.P.

                                 By:      GTCR Partners VII, L.P.
                                 Its:     General Partner

                                 By:      GTCR Golder Rauner, L.L.C.
                                 Its:     General Partner

                                 By:       /s/ Bruce V. Rauner
                                          ------------------------------------
                                 Name:      Bruce V. Rauner
                                          ------------------------------------
                                 Its:     Principal

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                                 GTCR CO-INVEST,  L.P.

                                 By:      GTCR Partners VI, L.P.
                                 Its:     General Partner

                                 By:      GTCR Golder Rauner, L.L.C.
                                 Its:     General Partner

                                 By:       /s/ Bruce V. Rauner
                                          ------------------------------------
                                 Name:      Bruce V. Rauner
                                          ------------------------------------
                                 Its:     Principal